Exhibit 99.1

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED

DECEMBER 31, 2024

GRANT THORNTON LLP 1100 Peachtree St NE, Suite 1400 Atlanta, GA 30309 D +1 404 330 2000 F +1 404 475 0107	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Member

Foley Products Company, LLC

Opinion

We have audited the consolidated financial statements of Foley Products Company, LLC (a Delaware limited liability company) and subsidiary (the “Company”), which comprise the consolidated balance sheet as of December 31, 2024, and the related consolidated statement of income, member’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

GT.COM	Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

•   Exercise professional judgment and maintain professional skepticism throughout the audit.

•   Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•   Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•   Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•   Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Grant Thornton LLP Atlanta, Georgia February 11, 2026

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31,

2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$70,621,846
Receivables, net	52,023,838
Inventories	29,816,178
Other current assets	1,573,341

Total current assets	154,035,203

NON-CURRENT ASSETS:
Property, plant and equipment, net	112,969,383
Operating lease right-of-use assets, net	3,978,630
Goodwill	7,125,152
Intangible assets, net	17,505,629
Other non-current assets	139,533

Total non-current assets	141,718,327

Total assets	$295,753,530

LIABILITIES AND MEMBER’S EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$10,515,370
Other current liabilities	6,657,970
Operating lease liabilities, current	291,348
Finance lease liabilities, current	50,429
Long-term debt, current	3,700,000

Total current liabilities	21,215,117

NON-CURRENT LIABILITIES
Operating lease liabilities, non-current	3,733,850
Finance lease liabilities, non-current	69,020
Other non-current liabilities	422,702
Long-term debt, net of current maturities	251,827,733

Total non-current liabilities	256,053,305

Total liabilities	277,268,422

MEMBER’S EQUITY
Total member’s equity	18,485,108

Total liabilities and member’s equity	$295,753,530

See Notes to the Consolidated Financial Statements.

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31,

2024
Net sales	$401,069,806
Cost of sales	216,825,100

Gross profit on sales	184,244,706

Operating expenses:
Selling, general & administrative expenses	28,582,172
Depreciation & amortization	2,133,052

Total operating expenses	30,715,224

Net operating income	153,529,482

Other income (loss):
Interest expense	(28,661,201)
Other income, net	1,132,206

Total other loss, net	(27,528,995)

Net income	$126,000,487

See Notes to the Consolidated Financial Statements.

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

Total Member’s Equity
Balance, January 1, 2024	$(39,823,105)
Share-based compensation expense	2,884,964
Net income	126,000,487
Distributions	(70,577,238)

Balance, December 31, 2024	$18,485,108

See Notes to the Consolidated Financial Statements.

FOLEY PRODUCTS COMPANY, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31,

2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$126,000,487

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization expense	14,293,020
Gain on disposal of property, plant and equipment	(56,411)
Amortization of debt discount and issuance costs	2,081,238
Share-based compensation expense	2,884,964
Recoveries for expected credit losses	(449,073)
Changes in:
Accounts receivable	(4,208,187)
Inventories	5,363,261
Accounts payable	2,579,397
Other current assets / liabilities	(1,925,749)
Other changes in long-term assets / liabilities	97,281

Total adjustments	20,659,741

Net cash provided by operating activities	146,660,228

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of property and equipment	59,498
Acquisition of property and equipment	(9,059,065)
Acquisition of intangible assets	—
Acquisition of businesses	—

Net cash used in investing activities	(8,999,567)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loan	(18,700,000)
Principal payment of financing leases	(57,428)
Distributions paid	(70,577,238)

Net cash used in by financing activities	(89,334,666)

Net increase in cash and cash equivalents	48,325,995
Cash and cash equivalents at beginning of year	22,295,851

Cash and cash equivalents at end of year	$70,621,846

SUPPLEMENTAL DISCLOSURES:
Cash interest paid	$(27,786,176)

See Notes to the Consolidated Financial Statements.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

NOTE 1: Nature of Operations

The primary business of Foley Products Company, LLC (the “Company”), headquartered in Newnan, Georgia, is the manufacture and sale of concrete pipe and precast products in the United States.

NOTE 2: Summary of Significant Accounting Policies

Principles of Consolidation – The consolidated financial statements include the accounts of the Company and its sole subsidiary Spartan Concrete, Inc.

Use of Estimates – The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) which requires management to make estimates that affect the reported amounts of assets and liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Management estimates, judgments, and assumptions are continually evaluated based on available information and experience; however, actual amounts could differ from those estimates. Estimates are used for, but not limited to, useful lives of property and equipment, commitments and contingencies, valuation and impairment of goodwill and intangibles, sales returns and allowances, and inventory valuation.

Cash and Cash Equivalents – Cash and cash equivalents include cash on hand and amounts on deposit with banks. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair Value Measurements – The guidance for fair value measurements establishes the authoritative definition for fair value, sets out a framework for measuring fair value and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy based upon observable and non-observable inputs as follows:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 that are either directly or indirectly observable.

Level 3: Unobservable inputs developed using the Company’s estimates and assumptions which reflect those that market participants would use.

Accounts Receivable – Accounts receivable are uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from the invoice date. The Company determines its allowance for expected credit losses by considering a number of factors including the length of time trade accounts receivable are past due, application of the specific identification method, the customer’s current ability to pay its obligation to the Company, the Company’s previous loss history, and the condition of the industry and general economy as a whole.

Concentration of Credit Risk – The Company sells concrete products to customers primarily operating in the construction industry and located in the United States. The Company’s credit losses are provided for in the financial statements and have consistently been within management’s expectations. Other financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. Such amounts may exceed federally insured limits. The Company reduces credit risk by depositing its cash with major credit worthy financial institutions within the United States. To date, the Company has not experienced any losses on its cash deposits. As of December 31, 2024 no one customer held a concentration in total receivables or revenues.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

Inventories – Inventories are stated at the lower of cost or net realizable value, with cost being determined by the first-in, first-out method.

Property, plant, and equipment – Property, plant and equipment are stated at cost, or fair market value if acquired through acquisition. Major renewals and betterments are charged to the property accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are charged to operations. The Company follows the policy of providing for depreciation by charging against income amounts sufficient to amortize the cost of property and equipment over their estimated useful lives. Depreciation is computed on the straight-line method principally as follows: 15-40 years for land improvements, buildings and improvements and 3-20 years for equipment.

Construction in progress is recorded at cost, and includes site development costs, development costs, and acquisition costs of the property under construction.

Acquisitions – The Company allocates the cost of an acquired business to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of acquisition. The Company generally allocates the purchase price based on either the income or the market approach, utilizing prices and other relevant information generated primarily by recent market transactions involving similar or comparable assets or liabilities, as well as historical experience. Any remaining cost in excess of the identifiable tangible and intangible net assets acquired is recorded as goodwill.

Goodwill and Intangible Assets – Goodwill and indefinite-lived intangible assets are tested for impairment annually as of the last day of the Company’s fourth quarter (the “annual impairment test date”), and between annual tests whenever events or circumstances indicate that the carrying value of a reporting unit, including goodwill, or of an indefinite-lived intangible asset exceeds its fair value. Goodwill is tested at the reporting unit level, which represents an operating segment or one level below an operating segment. When evaluating goodwill and other indefinite-lived intangible assets for impairment, the Company may first assess qualitative factors in determining whether it is more likely than not that the respective fair value is less than its carrying amount. The qualitative evaluation is an assessment of multiple factors, including the current operating environment, historical and future financial performance and industry and market considerations. The Company may elect to bypass this qualitative assessment for some or all of its reporting units or other indefinite-lived intangible assets and perform a quantitative test, based on management’s judgment. If the Company chooses to bypass the qualitative assessment, it performs a quantitative test by comparing the fair value of the reporting units or indefinite-lived intangible assets to their respective carrying amounts and records an impairment charge if the carrying amount exceeds the fair value; however, the loss recognized, if any, will not exceed the total amount of the intangible asset or the goodwill allocated to a reporting unit.

Long Lived Assets – The Company evaluates the carrying value of property, plant and equipment and finite-lived intangible assets whenever a change in circumstances indicates that the net carrying value may not be recoverable from the entity-specific undiscounted future cash flows expected to result from our use of and eventual disposition of a long-lived asset or asset group. Events or circumstances that could trigger an impairment review of a long-lived asset or asset group include, but are not limited to: (i) a significant decrease in the market price of the asset, (ii) a significant adverse change in the extent or manner that the asset is used or in its physical condition, (iii) a significant adverse change in legal factors or in the business climate that could affect the value of the asset, (iv) an accumulation of costs significantly in excess of original expectation for the acquisition or construction of the asset, (v) a current period operating or cash flow loss combined with a history of operating or cash flow losses or a forecast of continuing losses associated with the use of the asset and (vi) a more-likely-than-not expectation that the asset will be sold or disposed of significantly before the end of its previously estimated useful life. If an impairment exists, the net carrying values are reduced to fair values.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

For the year ended December 31, 2024 there were no events or circumstances that triggered an impairment review.

Sales Revenues – The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, revenue is recognized in accordance with a five-step revenue model, as follows:

(i)	identify the contract with the customer.

(ii)	identify the performance obligations in the contract.

(iii)	determine the transaction price.

(iv)	allocate the transaction price to the performance obligations.

(v)	recognize revenue when the entity satisfies each performance obligation.

The Company recognizes revenues when the requisite performance obligation has been met, that is, when the Company transfers control of its products to customers, which depending on the terms of the underlying contract, is generally upon delivery. The Company’s contracts are short-term in nature, generally not exceeding 12 months, with payment terms varying by the type and location of products or services offered; however, the period between invoicing and when payment is due is not significant.

Sales Taxes – Taxes imposed on sales by the states in which the Company operates are offset against sales, and the net amount is reported in revenue.

Shipping and Handling Costs – The Company recognized shipping and handling costs of $37,546,438 which is recorded in cost of sales in the statement of income for the year ended December 31, 2024.

Advertising – Advertising costs are expensed as incurred. The Company recognized $1,740 of advertising costs in the statement of income for the year ended December 31, 2024.

Share-Based Compensation – The Company accounts for share-based compensation under ASC 718, Stock Compensation (“ASC 718”). ASC 718 addresses the accounting for transactions in which an entity obtains services in share-based payment transactions and requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The Company ratably expenses, over the vesting period, the fair value of the award at the date of grant. Please see further discussion in Note 12.

Derivatives – The Company’s derivative financial instruments are accounted for under the provisions of ASC 815, Derivatives and Hedging (“ASC 815”). In accordance with ASC 815, the Company measures all derivatives at fair value and recognizes them in the consolidated balance sheet as an asset or liability, depending on the Company’s rights or obligations under the applicable derivative contract.

As further described in Note 8, on the date the derivative instrument was entered into, the Company did not designate the derivative as a hedge. Changes in the fair value of a derivative that is not designated as a hedge are recorded in Interest Expense.

Income Taxes – The Company qualifies as a disregarded entity for federal and state income tax purposes. Therefore, no provision for current or deferred income taxes has been included in the accompanying consolidated financial statements since each member’s share of income or loss is reported on their respective income tax returns.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

US GAAP requires management to evaluate positions taken by the Company and recognize a tax liability if the Company has taken an uncertain tax position that more likely than not would not be sustained upon examination by the Internal Revenue Service or state or local taxing authorities. Management has analyzed the tax positions taken by the Company and has concluded that as of December 31, 2024 there are no uncertain positions taken or expected to be taken that would require recognition of a liability or disclosure in the consolidated financial statements. The Company is subject to routine audits by taxing jurisdictions.

Leases – Leases are recognized under ASC 842, Leases (“ASC 842”). The Company determines if an arrangement contains a lease in whole or in part at the inception of the contract. Right-of-use (ROU) assets represent the Company’s right to use an underlying asset for the lease term while lease liabilities represent the Company’s obligation to make lease payments arising from the lease. All leases greater than 12 months result in the recognition of a ROU asset and a liability at the lease commencement date based on the present value of the lease payments over the lease term. Please see further discussion in Note 10.

NOTE 3: Receivables, Net

Components of receivables, net are as follows at December 31:

2024
Trade receivables	$52,413,792
Other receivables	10,046

Total receivables	52,423,838
Less: Allowance for expected credit losses	(400,000)

Receivables, net	$52,023,838

NOTE 4: Inventories

Components of inventories are as follows at December 31:

2024
Finished products	$16,288,517
Purchased products for resale	2,080,476
Raw materials	11,447,185

Inventories	$29,816,178

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

NOTE 5: Property, Plant and Equipment, Net

Components of property, plant and equipment are as follows at December 31:

2024
Land and land improvements	$47,630,963
Buildings and improvements	43,137,525
Equipment	101,530,666
Construction-in-progress	2,085,188
Financing lease right-of-use assets	5,489,441

Total property, plant and equipment	199,873,783
Less: accumulated depreciation & amortization	(86,904,400)

Net property, plant and equipment	$112,969,383

For the year ended December 31, 2024 the Company recognized depreciation expense related to property, plant and equipment of $12,164,826. $12,159,970 of depreciation expense is recorded in cost of sales with the remainder recorded in depreciation & amortization in the statement of income.

NOTE 6: Intangible assets, net

Components of intangible assets, net are as follows:

December 31, 2024	Useful life (yrs)	Gross asset	Accumulated amortization	Net
StormPrism™	15	$3,584,392	$(298,699)	$3,285,693
Customer relationships	10	18,892,352	(4,672,416)	14,219,936

Total		$22,476,744	$(4,971,115)	$17,505,629

On September 21, 2023, the Company acquired from Pre-con Products the entire worldwide rights, title, and interest in and to the covered intellectual property of StormPrism™ with related patents and trademarks. StormPrism™ is an innovative underground stormwater storage system. It provides a way to store large volumes of captured stormwater underground in a more efficient and safe manner than other products in the market. The intangible assets acquired are valued based on a $3,000,000 upfront payment and the net present value of annual $100,000 future payments through 2030. The net present value of payments due in 2025 of $96,328 are recorded under other current liabilities, and the net present value of payments due in 2026 to 2030 of $422,702 are recorded under other non-current liabilities.

For the year ended December 31, 2024 the Company recognized amortization expense related to intangible assets of $2,128,194 in the statement of income.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

Future expected amortization of intangible assets as of December 31, 2024, is as follows:

2025	$2,128,194
2026	2,128,194
2027	2,128,194
2028	2,128,194
2029	2,128,194
Thereafter	6,864,659

Total	$17,505,629

NOTE 7: Related-Party Transactions

Fees of $1,549,895 were paid to The Concrete Company (“TCC”) for the year ended December 31, 2024 which represents the management services utilized by the Company and provided by TCC under a management services agreement.

The Company carries out transactions with TCC and various entities under common control of TCC in the normal course of business. During the year ended December 31, 2024 the Company made payments for purchases of inventories and services from affiliates under common control of $623,599.

NOTE 8: Long-Term Debt

Long-term debt is summarized as follows:

2024
Term loan	$263,852,688
Less:
Current maturities	(3,700,000)
Unamortized debt discount and issuance costs	(8,324,955)

Long-term debt, net of current maturities	$251,827,733

On December 29, 2021, the Company entered into a term loan (the “Term Loan”) with a bank, collateralized with certain assets. The Term Loan requires quarterly principal payments of $925,000 and monthly interest-only payments at 4.90% plus the Secured Overnight Financing Rate (SOFR) (4.60% at December 31, 2024). The Term Loan matures on December 29, 2028.

On October 9, 2024, the Company entered into an interest rate cap agreement with a notional amount of $100,000,000 of Term Loan debt which limits SOFR to 4.00%. The termination date is December 31, 2026. For the year ended December 31, 2024, the Company did not record any mark-to-market adjustments as they were immaterial.

The effective interest rates at December 31, 2024 was 9.91%.

On December 29, 2021, the Company also entered into a $35 million revolving credit facility agreement with a bank (the “Revolver”), which carries interest at 4.90% plus SOFR (4.60% at December 31, 2024) and is payable quarterly once incurred. The full amount of the Revolver was available for use as of December 31, 2024. The Company pays a commitment fee of 0.5% on the unused portion of the Revolver. Interest is payable quarterly as incurred. The Revolver is secured by the assets of the Company and matures December 29, 2026.

The Term Loan and the Revolver agreements are subject to certain financial covenants, and as of December 31, 2024, the Company was in compliance with those covenants.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

Maturities of long-term debt for each of the next four years are as follows:

Current maturities
2025	$3,700,000
2026	3,700,000
2027	3,700,000
2028	252,752,688

Total	$263,852,688

Debt discount and issuance costs consists of:

2024
Debt discount and issuance costs	$14,557,225
Less: Accumulated amortization	(6,232,270)

Unamortized debt discount and issuance net costs,	$8,324,955

NOTE 9: Commitments and Contingencies

The Company is subject to various claims and lawsuits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material effect on the consolidated financial statements of the Company.

NOTE 10: Leases

Leases are categorized at their commencement date, which is the date the Company takes possession or control of the underlying asset, and it determines if an arrangement is a lease at inception of the contract, as either financing or operating. The Company has both operating and finance leases for buildings, land, and equipment.

Lease right-of-use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. Many of the lease agreements contain renewal or termination clauses that are factored into the determination of the lease term if it is reasonably certain that these options would be exercised.

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

The following table presents supplemental balance sheet information related to leases:

Operating Leases	2024
Right-of-use asset - operating	$3,978,630
Current operating lease liabilities	291,348
Noncurrent operating lease liabilities	3,733,850

Total operating lease liabilities	$4,025,198

Financing Leases	2024
Right-of-use asset - financing	$5,489,441
Right-of-use asset - accumulated amortization	(1,908,636)

Total right-of-use asset - financing	3,580,805

Current financing lease liabilities	50,429
Non-current financing lease liabilities	69,020

Total financing lease liabilities	$119,449

The following table presents the weighted average remaining lease term and discount rate:

Operating Leases	2024
Weighted average remaining lease term (years)	15.2
Weighted average discount rate	2.9%

Financing Leases	2024
Weighted average remaining lease term (years)	27.6
Weighted average discount rate	4.1%

The Company recognized lease costs in the statement of income for the year ended December 31, 2024 as follows:

Operating Lease Costs	2024
Operating lease costs	$406,474

Financing Lease Costs	2024
Amortization	$563,786
Interest on lease liabilities	$5,723

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

The following table presents future undiscounted lease payments for the Company’s operating and finance lease liabilities as of December 31, 2024:

	Operating Leases	Financing Leases
2025	$401,610	$54,231
2026	407,673	46,171
2027	412,788	20,673
2028	314,822	4,598
2029	305,896	—
Thereafter	3,197,417	—

Total future lease payments	5,040,206	125,673

Less: imputed interest	(1,015,008)	(6,224)

Present value of right-of-use lease liabilities	$4,025,198	$119,449

The following table presents supplemental cash flow and other information related to leases for the year ended:

Operating Leases	2024
Cash flows from operating activities:
Operating leases - noncash lease expense	$288,169
Operating leases - change in lease liabilities	$(277,705)

Financing Leases	2024
Cash flows from operating activities:
Financing leases - amortization of right-of- use asset	$563,786
Cash flows from financing activities:
Principal payments on financing leases	$(57,428)

Non Cash Disclosures	2024
Right-of-use assets obtained in exchange for new operating lease liabilities	$—
Right-of-use assets obtained in exchange for new financing lease liabilities	$20,893

FOLEY PRODUCTS COMPANY, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

NOTE 11: Employee Benefit Plan

The Company’s 401(k) retirement plan covering substantially all of its employees. Employees are fully vested in Company contributions after 3 years of service. The Company matches 50% of employee contributions each plan year up to a maximum of 8%. Approximately $706,000 was expensed for the Company’s contributions during the year ended December 31, 2024 and is included in general and administrative expenses in the accompanying statement of income.

NOTE 12: Member’s Equity

The Company is solely owned by FPC HoldCo, LLC (“FPCH”), which was set up on December 28, 2021, as the Company’s sole Member. The membership interests of FPCH are divided into three classes of units denominated as common, preferred, and incentive units as defined in FPCH’s operating agreement (“Common Members”, “Preferred Members”, “Incentive Members”, respectively). Common and preferred units represent a voting equity interest in FPCH. Incentive units are non-voting.

Certain members of management are included in a profits interest program of FPCH and awarded incentive units. 50% of the units vest over a five-year period. The other 50% vest upon a change in control. The Company previously determined that the fair value of the units awarded prior to 2023 and the related compensation expense is immaterial.

Certain members of management who joined in 2023 were awarded incentive units. For most of the units, 75% vest over a five-year period and the other 25% vest upon a change in control. The Company has estimated the fair value of those units on a non-marketable, minority interest basis using Level II inputs. For the year ended December 31, 2024, the Company recognized share-based compensation expense related to these awards of $2,884,964 in the statement of income.

Earnings are distributed as determined by the Board of Directors, as defined by and pursuant to the Company’s operating agreement.

NOTE 13: Subsequent Events

The Company has evaluated all transactions that may qualify for subsequent event disclosure through February 11, 2026, which is the date the consolidated financial statements are available to be issued.

The Company made a voluntary paydown of the term loan of $20,000,000 on January 31, 2025.

The Company announced on October 16, 2025 that it entered into a definitive agreement to be acquired by Commercial Metals Company (“CMC”). The transaction closed on December 15, 2025 for $1.84 billion, subject to customary adjustments. The Company’s term loan was paid off as part of the transaction and the line of credit was terminated.

No other significant subsequent events have been identified that would require adjustment of or disclosure in the accompanying consolidated financial statements.